Exhibit (n)(5)
POWER OF ATTORNEY

The undersigned officers and/or directors of BlackRock TCP Capital Corp., a Delaware corporation (the “Company”), do hereby constitute and appoint Howard M. Levkowitz, Chief Executive Officer, Chairman of the Board and Director of the Company, and Paul L. Davis, Chief Financial Officer of the Company, as his or her true and lawful attorneys and agents, with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such officers and/or directors, a Registration Statement on Form N-2 of the Company, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Company pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”), and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Company or the registration or offering of the Company’s common stock, preferred stock, debt securities, warrants, subscription rights and units, granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises, and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 15th day of August, 2019.

/s/ Eric J. Draut	/s/ Peter E. Schwab
Eric J. Draut	Peter E. Schwab
Director	Director

/s/ Rajneesh Vig	/s/ Karyn L. Williams
Rajneesh Vig	Karyn L. Williams
Director, President and Chief Operating Officer	Director

/s/ Brian F. Wruble	/s/ M. Freddie Reiss
Brian F. Wruble	M. Freddie Reiss
Director	Director

/s/ Kathleen A. Corbet	/s/ Paul L. Davis
Kathleen A. Corbet	Paul L. Davis
Director	Chief Financial Officer
(principal financial and accounting officer)

/s/ Howard M. Levkowitz
Howard M. Levkowitz
Chief Executive Officer, Chairman of the Board and Director
(principal executive officer)

The undersigned hereby accepts appointment as attorney-in-fact as of this 15th day of August, 2019.

/s/ Howard M. Levkowitz	/s/ Paul L. Davis
Howard M. Levkowitz	Paul L. Davis
Chief Executive Officer, Chairman of the Board and Director	Chief Financial Officer
(principal executive officer)	(principal financial and accounting officer)